SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form N-1A

                          REGISTRATION STATEMENT UNDER

                        THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 12                       [X]

                                File No. 811-7393

                             GROWTH AND INCOME TRUST
               (Exact Name of Registrant as Specified in Charter)

            50606 Ameriprise Financial Center, Minneapolis, MN 55474
               (Address of Principal Executive Offices) (Zip Code)

           Registrant's Telephone Number, including Area Code: 612-330-9283

  Leslie L. Ogg, 901 S. Marquette Avenue Suite 2810, Minneapolis, MN 55402-3268
                     (Name and Address of Agent for Service)

Information about Balanced Portfolio is incorporated by reference from RiverSource Balanced Fund (formerly AXP Mutual), a series of AXP Investment Series, Inc. Registration Statement No. 2-11328, Post-Effective Amendment No. 113 (the Feeder Fund Filing), filed electronically on or about Nov. 28, 2005.

Information about Equity Portfolio is incorporated by reference from RiverSource Stock Fund (formerly AXP Stock Fund), a series of AXP Stock Series, Inc. Registration Statement No. 2-11358, Post-Effective Amendment No. 108, (the Feeder Fund Filing), filed electronically on or about Nov. 28, 2005.

Information about Equity Income Portfolio is incorporated by reference from RiverSource Diversified Equity Income Fund (formerly AXP Diversified Equity Income Fund), a series of AXP Investment Series, Inc. Registration Statement No. 2-11328, Post-Effective Amendment No. 113 (the Feeder Fund Filing), filed electronically on or about Nov. 28, 2005.

Information about Total Return Portfolio is incorporated by reference from RiverSource Strategic Allocation Fund (formerly AXP Managed Allocation Fund), a series of AXP Managed Series, Inc. Registration Statement No. 2-93801, Post-Effective Amendment No. 38 (the Feeder Fund Filing), filed electronically on or about Nov. 28, 2005.

As used in this document, "the Portfolio" refers to each portfolio of the Trust.

                                     PART A

Items 1-3:

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 2(b) of Section B of the General Instructions to Form N-1A.

Item 4:


The following is applicable to Balanced Portfolio.

OBJECTIVE

The Portfolio seeks to provide shareholders with a balance of growth of capital and current income. Because any investment involves risk, achieving this objective cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio invests primarily in a combination of common and preferred stocks, bonds and other debt securities. Under normal market conditions, at least 50% of the Portfolio's total assets are invested in common stocks and no less than 25% of the Portfolio's total assets are invested in debt securities. Although the Portfolio emphasizes high- and medium-quality securities for the debt portion of its portfolio, it may buy lower-quality (junk) bonds. The Portfolio may invest up to 25% of its total assets in foreign investments.

In pursuit of the Portfolio's objective, the investment manager (RiverSource Investments, LLC) chooses equity investments by:

o Identifying a variety of large, well-established companies whose underlying fundamentals are stable or are anticipated to become stable, or whose fundamentals are improving.

o  Identifying stocks that are undervalued:

   o because they have one or more valuation ratios, such as price-to-earnings or price-to-cash flow, that are low relative to the general market, or have a yield that exceeds the market,

   o because one or more of their valuation ratios are low relative to historical levels for the stock,

   o because one or more of their valuation ratios or other financial measures make that stock attractive relative to its peers, or

   o because they are undervalued relative to their intrinsic value, as identified by the investment manager.

In evaluating whether to sell an equity security, the investment manager considers factors including, among others, whether:

o  The security is overvalued relative to other potential investments.

o  The security has reached the investment manager's price objective.

o The company has met the investment manager's earnings and/or growth expectations.

o Potential losses, due to factors such as a market down-turn, can be minimized.

In pursuit of the Portfolio's goal, the investment manager chooses debt investments by:

o Evaluating the debt portion of the portfolio's total exposure to sectors, industries and securities relative to the Lehman Brothers Aggregate Bond Index (the Index).

o Analyzing factors such as credit quality, interest rate outlook and price to select the most attractive securities within each sector.

o Targeting an average duration for the debt portion of the portfolio within one year of the duration of the Index which, as of June 30, 2005 was 4.16 years. Duration measures the sensitivity of bond prices to changes in interest rates. The longer the duration of a bond, the longer it will take to repay the principal and interest obligations and the more sensitive it will be to changes in interest rates. For example, a five-year duration means a bond is expected to decrease in value by 5% if interest rates rise 1% and increase in value by 5% if interest rates fall 1%.

In evaluating whether to sell a debt security, the investment manager considers, among other factors:

o The debt portion of the portfolio's total exposure to sectors, industries and securities relative to the Index.

o  Whether a security's rating is changed or is vulnerable to a change.

o  Whether a sector or industry is experiencing change.

o  Changes in the interest rate or economic outlook.

o  Whether the investment manager identifies a more attractive opportunity.

PRINCIPAL RISKS

Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Portfolio include:

Active Management Risk. The Portfolio is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to make investment decisions that are suited to achieving the Portfolio's investment objective. Due to its active management, the Portfolio could underperform other mutual funds with similar investment objectives.

Credit Risk. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the Portfolio purchases unrated securities, or if the rating of a security is reduced after purchase, the Portfolio will depend on the investment manager's analysis of credit risk more heavily than usual. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, may react more to perceived changes in the ability of the issuing company to pay interest and principal when due than to changes in interest rates. Non-investment grade securities have greater price fluctuations and are more likely to experience a default than investment grade bonds.

Foreign Risk. The following are all components of foreign risk:

Country risk includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets. The liquidity of foreign investments may be more limited than for most U.S. investments, which means that, at times it may be difficult to sell foreign securities at desirable prices.

Currency risk results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever the Portfolio holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add to or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Interest Rate Risk. The risk of losses attributable to changes in interest rates. Interest rate risk is generally associated with bond prices: when interest rates rise, bond prices fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates.

Issuer Risk. An issuer may perform poorly, and therefore, the value of its stocks and bonds may decline. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

Liquidity Risk. The risk associated from a lack of marketability of securities which may make it difficult or impossible to sell at desirable prices in order to minimize loss. The Portfolio may have to lower the selling price, sell other investments, or forego another, more appealing investment opportunity.

Market Risk. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Portfolio to underperform other mutual funds if that style falls out of favor with the market.

Prepayment and Extension Risk. The risk that a bond or other security might be called, or otherwise converted, prepaid, or redeemed, before maturity. This risk is primarily associated with asset-backed securities, including mortgage backed securities. If a security is converted, prepaid, or redeemed, before maturity, particularly during a time of declining interest rates, the investment manager may not be able to reinvest in securities providing as high a level of income, resulting in a reduced yield to the Portfolio. Conversely, as interest rates rise, the likelihood of prepayment decreases. The investment manager may be unable to capitalize on securities with higher interest rates because the Fund's investments are locked in at a lower rate for a longer period of time.

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Portfolio may invest in other securities and may use other investment strategies that are not principal investment strategies. Additionally, the Portfolio may use derivatives (financial instruments where the value depends upon, or is derived from, the value of something else) such as futures, options and forward contracts, to produce incremental earnings, to hedge existing positions or to increase flexibility. Just as with securities in which the Portfolio invests directly, derivatives are subject to a number of risks, including market, liquidity, interest rate and credit risk. In addition, a relatively small price movement in the underlying security, currency or index may result in a substantial gain or loss for the Portfolio using derivatives. Even though the Portfolio's policies permit the use of derivatives in this manner, the portfolio managers are not required to use derivatives. For more information on strategies and holdings, and the risks of such strategies, including other derivative instruments that the Portfolio may use, see the Feeder Fund's Statement of Additional Information (SAI) and its annual and semiannual reports.

Fund Holdings Disclosure. The Portfolio and Feeder Fund's Boards have adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by the Portfolio. A description of these policies and procedures is included in the Feeder Fund's SAI.

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The following is applicable to Equity Portfolio.

OBJECTIVE

The Portfolio seeks to provide shareholders with current income and growth of capital. Because any investment involves risk, achieving this objective cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio's assets primarily are invested in common stocks and securities convertible into common stocks. Under normal market conditions, at least 80% of the Portfolio's net assets are invested in these securities. In pursuit of its income objective, the Portfolio will invest in income-producing equity securities (such as convertible securities and preferred stocks) and short-term debt instruments (such as commercial paper). The Portfolio will provide shareholders with at least 60 days' notice of any change in the 80% policy.

In pursuit of the Portfolio's objective, the investment manager (RiverSource Investments, LLC) uses two different approaches to the selection of equity investments.

With respect to approximately 50% of the Portfolio, the investment manager uses a traditional stock selection methodology and chooses investments by:

o Considering opportunities and risks by reviewing overall market conditions and industry outlook.

o Identifying market trends that the investment manager believes will lead to good long-term growth potential.

o  Identifying companies with strong, sustainable earnings growth based on:

   o effective management, as demonstrated by overall performance,

   o competitive market position, and

   o financial strength.

o Focusing on those companies that the investment manager considers to be blue chips. Blue chip stocks are issued by companies with a market capitalization of at least $1 billion, an established management, a history of consistent earnings and a leading position within their respective industries.

o  Identifying investments that contribute to portfolio diversification.

o  Identifying income-producing securities.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

   o The security is overvalued relative to other potential investments.

   o The security has reached the investment manager's price objective.

   o The company has met the investment manager's earnings and/or growth expectations.

   o Political, economic or other events could affect the company's performance.

With respect to approximately 50% of the Portfolio, the investment manager uses proprietary quantitative methods based on sophisticated statistical analysis and chooses investments by:

The universe of stocks from which the investment manager selects the Portfolio's investments will be those included in the Feeder Fund's benchmark, the Standard & Poor's 500 Index (S&P 500 Index). Through extensive analysis of the domestic equity markets, the investment manager has identified characteristics of certain stocks that have historically outperformed their benchmarks. The Portfolio will hold both growth and value stocks. Characteristics used to select stocks for the Portfolio include:

o  Superior growth characteristics such as:

   o strong earnings growth,

   o positive earnings that exceed expectations published by third-party business analysts,

   o consistency of earnings, and

   o strong positive price trend.

o Superior value characteristics based on analysis of current stock prices relative to estimates of future prices.

In selecting the stocks from the S&P 500 Index for the Portfolio, the investment manager employs a rigorous process for evaluating the relationship between the risk associated with each security and its potential for positive returns. This process includes factors such as:

o Limits on positions relative to the benchmark through overweighting or underweighting.

o  Limits on sector and industry allocations relative to the benchmark.

o  Limits on size of holdings relative to market liquidity.

PRINCIPAL RISKS

Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Portfolio include:

Active Management Risk. The Portfolio is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to make investment decisions that are suited to achieving the Portfolio's investment objective. Due to its active management, the Portfolio could underperform other mutual funds with similar investment objectives.

Issuer Risk. An issuer may perform poorly, and therefore, the value of its stocks and bonds may decline. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

Market Risk. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Portfolio to underperform other mutual funds if that style falls out of favor with the market. The quantitative methodology employed by the investment manager has been extensively tested using historical securities market data, but has only recently begun to be used to manage open-end mutual funds. There can be no assurance that the methodology will enable the Portfolio to achieve its objective.

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Portfolio may invest in other securities and may use other investment strategies that are not principal investment strategies. Additionally, the Portfolio may use derivatives (financial instruments where value depends upon, or is derived from, the value of something else) such as futures, options, and forward contracts, to produce incremental earnings, to hedge existing positions and to increase flexibility. Just as with securities in which the Portfolio invests directly, derivatives are subject to a number of risks, including market, liquidity, interest rate and credit risk. In addition, gains or losses involving derivatives may be substantial, because a relatively small price movement in the underlying security, currency or index may result in a substantial gain or loss for the Portfolio using derivatives. Even though the Portfolio's policies permit the use of derivatives in this manner, the portfolio managers are not required to use derivatives. For more information on strategies and holdings, and the risks of such strategies, including other derivative instruments that the Portfolio may use, see the Feeder Fund's SAI and its annual and semiannual reports.

Fund Holdings Disclosure. The Portfolio and Feeder Fund's Boards have adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by the Portfolio. A description of these policies and procedures is included in the Feeder Fund's SAI.

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The following is applicable to Equity Income Portfolio.

OBJECTIVE

The Portfolio seeks to provide shareholders with a high level of current income and, as a secondary objective, steady growth of capital. Because any investment involves risk, achieving these objectives cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio's assets primarily are invested in equity securities. Under normal market conditions, the Portfolio will invest at least 80% of its net assets in dividend-paying common and preferred stocks. This Portfolio may invest up to 25% of its total assets in foreign investments. The Portfolio will provide shareholders with at least 60 days' notice of any change in the 80% policy.

In pursuit of the Portfolio's objectives, the Portfolio's investment manager (RiverSource Investments, LLC) chooses equity investments by:

o  Identifying stocks that are selling at low prices in relation to:

   o current and projected earnings;

   o current and projected dividends; and

   o historic price levels.

o  Identifying companies with moderate growth potential based on:

   o effective management, as demonstrated by overall performance, and

   o financial strength.

o  Identifying companies with dividend-paying stocks.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

   o The security is overvalued relative to alternative investments.

   o The security has reached the investment manager's price objective.

   o The company has met the investment manager's earnings and/or growth expectations.

   o The company or the security continues to meet the other standards described above.

PRINCIPAL RISKS

Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Portfolio include:

Active Management Risk. The Portfolio is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to make investment decisions that are suited to achieving the Portfolio's investment objective. Due to its active management, the Portfolio could underperform other mutual funds with similar investment objectives.

Foreign Risk. The following are all components of foreign risk:

Country risk includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets. The liquidity of foreign investments may be more limited than for most U.S. investments, which means that, at times it may be difficult to sell foreign securities at desirable prices.

Currency risk results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever the Portfolio holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add to or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Issuer Risk. An issuer may perform poorly, and therefore, the value of its stocks and bonds may decline. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

Market Risk. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Fund to underperform other mutual funds if that style falls out of favor with the market.

Small and Mid-Sized Company Risk. Investments in small and medium companies often involve greater risks than investments in larger, more established companies because small and medium companies may lack the management experience, financial resources, product diversification, experience, and competitive strengths of larger companies. Additionally, in many instances the securities of small and medium companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less and may be more volatile than is typical of larger companies.

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Portfolio may invest in other securities and may use other investment strategies that are not principal investment strategies. Additionally, the Portfolio may use derivatives (financial instruments where value depends upon, or is derived from, the value of something else) such as futures, options, and forward contracts, to produce incremental earnings, to hedge existing positions and to increase flexibility. Just as with securities in which the Portfolio invests directly, derivatives are subject to a number of risks, including market, liquidity, interest rate and credit risk. In addition, a relatively small price movement in the underlying security, currency or index may result in a substantial gain or loss for the Portfolio using derivatives. Even though the Portfolio's policies permit the use of derivatives in this manner, the portfolio managers are not required to use derivatives. For more information on strategies and holdings, and the risks of such strategies, see the Feeder Fund's SAI and its annual and semiannual reports.

Fund Holdings Disclosure. The Portfolio and Feeder Fund's Boards have adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by the Portfolio. A description of these policies and procedures is included in the Feeder Fund's SAI.

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The following is applicable to Total Return Portfolio.

OBJECTIVE

The Portfolio seeks to provide shareholders maximum total return through a combination of growth of capital and current income. Because any investment involves risk, achieving this objective cannot be guaranteed.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio's assets primarily are allocated among four asset classes: (1) U.S. equities, (2) U.S. and foreign debt securities, (3) foreign equity securities, and (4) cash. The Portfolio's investment manager, RiverSource Investments, LLC, determines the portion of the Portfolio's assets to be invested in each asset class. The investment manager expects to reset this mix, called the market mix, at least once every 12 to 18 months. The Portfolio may invest up to 50% of its total assets in foreign investments, which may include emerging markets, and up to 15% of its total assets in below investment-grade debt securities (junk bonds).

In pursuit of the Portfolio's objective, the investment manager chooses investments by:

o  Considering opportunities and risks by country and currency.

o Identifying investments that contribute to the portfolio diversification of the Portfolio, including both the number of issues and the types of securities held in the portfolio.

o Determining the appropriate allocation among asset classes based on the market mix the investment manager expects to provide the most favorable total return. The day-to-day allocation of investments will vary from the market mix, possibly for extended periods, but will remain within the ranges selected by the investment manager. As of the end of the most recent fiscal year, the market mix and ranges selected by the investment manager are:

Asset Class                                          Market Mix         Range
U.S. equity securities                                  50%             25-75%
U.S. and foreign debt securities                        45              10-50
Foreign equity securities                                5               0-50
Cash                                                     0               0-30

The investment manager chooses equity investments by:

o Using observable measures from publicly available data to identify U.S. and foreign companies of all sizes that exhibit:

   o  improving earnings and growth trends,

   o  financial strength, or

   o attractive valuations, based on measures such as the ratio of stock price to company earnings, free cash flow or book value.

o  Buying those securities that offer above-average long-term growth potential.

The investment manager chooses debt obligations by:

o Considering opportunities and risks by reviewing interest rate and economic forecasts.

o Investing more heavily in certain sectors (for example, corporate bonds and government bonds) based on the investment manager's expectations for interest rates.

o Identifying U.S. and foreign bonds that are investment-grade or below investment-grade (lower-quality).

o Identifying securities that are expected to outperform other securities. In this analysis, the investment manager will take risk factors into account (for example, whether money has been set aside to cover the cost of principal and interest payments).

o Identifying obligations that may benefit from currency fluctuations and interest rate differences among countries.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

   o  The security is overvalued relative to other potential investments.

   o  The interest rate or economic outlook has changed.

   o The security has reached the investment manager's price objective or moved above a reasonable valuation target.

   o  The investment manager has identified a more attractive opportunity.

   o The company has met or fails to meet the investment manager's earnings and/or growth expectations.

   o The issuer's credit quality has declined or the investment manager expects a decline (the Portfolio may continue to own securities that are down-graded until the investment manager believes it is advantageous to sell).

   o The issuer or the security continues to meet the other standards described above.

PRINCIPAL RISKS

Please remember that with any mutual fund investment you may lose money. Principal risks associated with an investment in the Portfolio include:

Active Management Risk. The Portfolio is actively managed and its performance therefore will reflect in part the ability of the portfolio managers to make investment decisions that are suited to achieving the Portfolio's investment objective. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives.

Credit Risk. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable or unwilling to honor a financial obligation, such as payments due on a bond or a note. If the Portfolio purchases unrated securities, or if the rating of a security is reduced after purchase, the Portfolio will depend on the investment manager's analysis of credit risk more heavily than usual. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, may react more to perceived changes in the ability of the issuing company to pay interest and principal when due than to changes in interest rates. Non-investment grade securities have greater price fluctuations and are more likely to experience a default than investment grade bonds.

Foreign/Emerging Markets Risk. The following are all components of foreign/emerging markets risk:

Country risk includes the political, economic, and other conditions of the country. These conditions include lack of publicly available information, less government oversight (including lack of accounting, auditing, and financial reporting standards), the possibility of government-imposed restrictions, and even the nationalization of assets. The liquidity of foreign investments may be more limited than for most U.S. investments, which means that, at times it may be difficult to sell foreign securities at desirable prices.

Currency risk results from the constantly changing exchange rate between local currency and the U.S. dollar. Whenever the Portfolio holds securities valued in a foreign currency or holds the currency, changes in the exchange rate add to or subtract from the value of the investment.

Custody risk refers to the process of clearing and settling trades. It also covers holding securities with local agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standard of care of the local market. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country's securities market is, the greater the likelihood of problems occurring.

Emerging markets risk includes the dramatic pace of change (economic, social, and political) in these countries as well as the other considerations listed above. These markets are in early stages of development and are extremely volatile. They can be marked by extreme inflation, devaluation of currencies, dependence on trade partners, and hostile relations with neighboring countries.

Interest Rate Risk. The risk of losses attributable to changes in interest rates. Interest rate risk is generally associated with bond prices: when interest rates rise, bond prices fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates.

Issuer Risk. An issuer may perform poorly, and therefore, the value of its stocks and bonds may decline. Poor performance may be caused by poor management decisions, competitive pressures, breakthroughs in technology, reliance on suppliers, labor problems or shortages, corporate restructurings, fraudulent disclosures, or other factors.

Liquidity Risk. The risk associated from a lack of marketability of securities which may make it difficult or impossible to sell at desirable prices in order to minimize loss. The Portfolio may have to lower the selling price, sell other investments, or forego another, more appealing investment opportunity.

Market Risk. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably. This risk is generally greater for small and mid-sized companies, which tend to be more vulnerable to adverse developments. In addition, focus on a particular style, for example, investment in growth or value securities, may cause the Portfolio to underperform other mutual funds if that style falls out of favor with the market.

Prepayment and Extension Risk. The risk that a bond or other security might be called, or otherwise converted, prepaid, or redeemed, before maturity. This risk is primarily associated with asset-backed securities, including mortgage backed securities. If a security is converted, prepaid, or redeemed, before maturity, particularly during a time of declining interest rates, the investment manager may not be able to reinvest in securities providing as high a level of income, resulting in a reduced yield to the Portfolio. Conversely, as interest rates rise, the likelihood of prepayment decreases. The investment manager may be unable to capitalize on securities with higher interest rates because the Fund's investments are locked in at a lower rate for a longer period of time.

Small and Mid-Sized Company Risk. Investments in small and medium companies often involve greater risks than investments in larger, more established companies because small and medium companies may lack the management experience, financial resources, product diversification, experience, and competitive strengths of larger companies. Additionally, in many instances the securities of small and medium companies are traded only over-the-counter or on regional securities exchanges and the frequency and volume of their trading is substantially less and may be more volatile than is typical of larger companies.

OTHER INVESTMENT STRATEGIES AND RISKS

Other Investment Strategies. In addition to the principal investment strategies previously described, the Portfolio may invest in other securities and may use other investment strategies that are not principal investment strategies. Additionally, the Portfolio may use derivatives (financial instruments where the value depends upon, or is derived from, the value of something else) such as futures, options and forward contracts, to produce incremental earnings, to hedge existing positions or to increase flexibility. Just as with securities in which the Portfolio invests directly, derivatives are subject to a number of risks, including market, liquidity, interest rate and credit risk. In addition, a relatively small price movement in the underlying security, currency or index may result in a substantial gain or loss for the Portfolio using derivatives. Even though the Portfolio's policies permit the use of derivatives in this manner, the portfolio managers are not required to use derivatives. For more information on strategies and holdings, and the risks of such strategies, including other derivative instruments that the Portfolio may use, see the Feeder Fund's Statement of Additional Information (SAI) and its annual and semiannual reports.

Fund Holdings Disclosure. The Portfolio and Feeder Fund's Boards have adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by the Portfolio. A description of these policies and procedures is included in the Feeder Fund's SAI.


Item 5:


The following is applicable to Balanced Portfolio.

Portfolio Manager(s). The Fund is allocated among equity and fixed income asset classes. Robert Ewing determines the allocations among these asset classes. In addition, Mr. Ewing is responsible for the day-to-day management of the equity portion of the Fund:

Robert Ewing, CFA, Portfolio Manager

o  Managed the equity portion of the Portfolio since 2002.

o Joined RiverSource Investments (previously American Express Financial Corporation (AEFC)) in 2002.

o  Analyst and Portfolio Manager, Fidelity Investments, 1990 to 2002.

o  Began investment career in 1988.

o  BS, Boston College Carroll School of Management.

The portfolio managers responsible for the day-to-day management of the fixed income portion of the Fund are:

Jamie Jackson, CFA, Portfolio Manager

o  Co-Managed the Portfolio since 2003.

o  Leader of the liquid assets sector team.

o  Joined RiverSource Investments (previously AEFC) in 2003.

o Co-head of U.S. Investment Grade Fixed Income, UBS Global Asset Management, 1997 to 2003.

o  Began investment career in 1988.

o  MBA, Marquette University.

Scott Kirby, Portfolio Manager

o  Co-Managed the Portfolio since 2003.

o  Leader of the structured assets sector team.

o Employed by RiverSource Investments (previously AEFC) from 1979 to 1985 and from 1987 to present.

o  Began investment career in 1979.

o  MBA, University of Minnesota.

Tom Murphy, CFA, Portfolio Manager

o  Co-Managed the Portfolio since 2003.

o  Leader of the investment grade corporate bond sector team.

o  Joined RiverSource Investments (previously AEFC) in 2002.

o Managing Director and Portfolio Manager, BlackRock Financial Management, in 2002, and various positions at Zurich Scudder from 1992 to 2002.

o  Began investment career in 1986.

o  MBA, University of Michigan.

The fixed income department of RiverSource Investments is divided into six sector teams, each of which includes a portfolio manager or portfolio managers and several analysts, and each of which specializes in a specific sector of the fixed income market. The Fund's portfolio managers lead the teams that specialize in the sectors in which the Portfolio primarily invests, and collectively determine allocation of Portfolio assets among the sectors.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Feeder Fund.

Investment Manager

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, institutional trust and custody, and employee benefit plan administration, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.

The Portfolio pays RiverSource Investments a fee for managing is assets. The Feeder Fund pays its proportionate share of the fee. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.53% of the Portfolio's average daily net assets, including an adjustment under the terms of a performance incentive arrangement. The adjustment is computed by comparing the Portfolio's performance to the performance of an index of comparable funds published by Lipper Inc. The index against which the Portfolio's performance is currently measured for purposes of the performance incentive adjustment is the Lipper Balanced Funds Index. In certain circumstances, the Portfolio and Feeder Fund's Boards may approve a change in the index. The maximum adjustment (increase or decrease) is 0.08% of the Portfolio's average net assets on an annual basis. Under the Agreement, the Portfolio also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Portfolio's most recent shareholder report.

Manager of Manager Exemption. The Portfolio and Feeder Fund operate under an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for the Portfolio without first obtaining shareholder approval. The order permits the Portfolio to add or change unaffiliated subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

The following is applicable to Equity Portfolio.

Portfolio Manager(s). The portfolio managers responsible for the day-to-day management of the Portfolio are:

Dimitris J. Bertsimas, Senior Portfolio Manager

o  Managed the Portfolio since 2004.

o Joined RiverSource Investments (previously American Express Financial Corporation (AEFC)) as a portfolio manager in 2002.

o Co-founded Dynamic Ideas, LLC, a consulting firm specializing in the development of quantitative tools for the asset management industry, where he served as Managing Partner, 1999 to 2002. Currently, Boeing Professor of Operations Research, Sloan School of Management and the Operations Research Center, MIT.

o Began investment career as a consultant to asset managers in 1993; became portfolio manager in 2002.

o  MS and Ph.D., MIT.

Gina K. Mourtzinou, Portfolio Manager

o  Managed the Portfolio since 2004.

o Joined RiverSource Investments (previously AEFC) as a portfolio manager in 2002.

o Co-founded Dynamic Ideas, LLC, a consulting firm specializing in the development of quantitative tools for the asset management industry, where she served as Vice President of Research and Analytics, 1999 to 2002.

o Began investment career as a consultant to asset managers in 1996; became portfolio manager in 2002.

o  Ph.D., MIT.

Scott Mullinix, CFA, Associate Portfolio Manager

o  Managed the Portfolio since 2004.

o Rejoined RiverSource Investments (previously AEFC) in 2004, having previously spent time with AEFC as portfolio manager, 2001 to 2002 and as an associate portfolio manager, 1999 to 2001.

o Analyst, Deephaven Capital LLC, a domestic-based hedge fund firm, May 2002 to May 2004.

o  Began investment career in 1989.

o  MBA, University of Minnesota.

Mr. Mullinix provides direct day-to-day management of the portion of the Portfolio based on traditional stock selection methodology, and Mr. Bertsimas and Ms. Mourtzinou provide day-to-day management of the portion of the Portfolio based on proprietary quantitative methods.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Feeder Fund.

Investment Manager

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, institutional trust and custody, and employee benefit plan administration, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner. See the SAI for more information.

The Portfolio pays RiverSource Investments a fee for managing is assets. The Fund pays its proportionate share of the fee. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.48% of the Portfolio's average daily net assets, including an adjustment under the terms of a performance incentive arrangement. The adjustment is computed by comparing the Fund's performance to the performance of an index of comparable funds published by Lipper Inc. The index against which the Fund's performance is currently measured for purposes of the performance incentive adjustment is the Lipper Large-Cap Core Funds Index. In certain circumstances, the Fund's Board may approve a change in the index. The maximum adjustment (increase or decrease) is 0.12% of the Portfolio's average net assets on an annual basis. Under the Agreement, the Portfolio also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Fund's most recent shareholder report.

Manager of Manager Exemption. The Portfolio and Feeder Fund operate under an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for the Portfolio without first obtaining shareholder approval. The order permits the Portfolio to add or change unaffiliated subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

Affiliated Funds-of-Funds. RiverSource Investments also serves as investment manager to the RiverSource Portfolio Builder Funds (Portfolio Builder Funds), a group of six funds-of-funds that provide asset-allocation services to shareholders by investing in shares of other RiverSource funds, including the Feeder Fund. The Feeder Fund may experience relatively large purchases or redemptions from the Portfolio Builder Funds. Although RiverSource Investments seeks to minimize the impact of these transactions by structuring them over a reasonable period of time, the Feeder Fund may experience increased expenses as it buys and sells securities to manage transactions for the Portfolio Builder Funds. In addition, because the Portfolio Builder Funds may own a substantial portion of the Feeder Fund, a redemption by the Portfolio Builder Funds could cause the Feeder Fund's expense ratio to increase as the Feeder Fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments will report to the Portfolio and Feeder Fund's Boards on the steps it has taken to manage any potential conflicts.

================================================================================

The following is applicable to Equity Income Portfolio.

Portfolio Manager(s). The portfolio managers responsible for the day-to-day management of the Fund are:

Warren Spitz, Senior Portfolio Manager

o  Managed the Portfolio since 2000.

o Joined RiverSource Investments (previously American Express Financial Corporation (AEFC)) in 2000 as a Senior Portfolio Manager.

o  Portfolio Manager, Prudential Global Asset Management, 1987 to 2000.

o  Began investment career in 1984.

o  MBA, Wharton School, University of Pennsylvania.

Steve Schroll, Portfolio Manager

o  Managed the Portfolio since 2004.

o Joined RiverSource Investments (previously AEFC) in 1998 as a Senior Security Analyst.

o Senior Equity Analyst, Piper Jaffray, 1988 to 1998; Equity Analyst, First Asset Management, 1985 to 1988; Equity Analyst, Dain Rauscher, 1981 to 1985.

o  Began investment career in 1981.

o  MBA, University of Minnesota.

Laton Spahr, Portfolio Manager

o  Managed the Portfolio since 2004.

o  Joined RiverSource Investments (previously AEFC) in 2001 as a Security
   Analyst.

o Sector Analyst, Holland Capital Management, 2000 to 2001; Statistical Research Intern, Friess Associates, 1998 to 1999.

o  Began investment career in 1998.

o  MS, University of Wisconsin, Applied Security Analysis Program.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Feeder Fund.

Investment Manager

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, institutional trust and custody, and employee benefit plan administration, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.

The Portfolio pays RiverSource Investments a fee for managing is assets. The Fund pays its proportionate share of the fee. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.56% of the Portfolio's average daily net assets, including an adjustment under the terms of a performance incentive arrangement. The adjustment is computed by comparing the Fund's performance to the performance of an index of comparable funds published by Lipper Inc. The index against which the Fund's performance is currently measured for purposes of the performance incentive adjustment is the Lipper Equity Income Funds Index. In certain circumstances, the Fund's Board may approve a change in the index. The maximum adjustment (increase or decrease) is 0.12% of the Portfolio's average net assets on an annual basis. Under the Agreement, the Portfolio also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Fund's most recent shareholder report.

Manager of Manager Exemption. The Portfolio and Feeder Fund operate under an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for the Portfolio without first obtaining shareholder approval. The order permits the Portfolio to add or change unaffiliated subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.

Affiliated Funds-of-Funds. RiverSource Investments also serves as investment manager to the RiverSource Portfolio Builder Funds (Portfolio Builder Funds), a group of six funds-of-funds that provide asset-allocation services to shareholders by investing in shares of other RiverSource funds, including the Feeder Fund. The Feeder Fund may experience relatively large purchases or redemptions from the Portfolio Builder Funds. Although RiverSource Investments seeks to minimize the impact of these transactions by structuring them over a reasonable period of time, the Feeder Fund may experience increased expenses as it buys and sells securities to manage transactions for the Portfolio Builder Funds. In addition, because the Portfolio Builder Funds may own a substantial portion of the Feeder Fund, a redemption by the Portfolio Builder Funds could cause the Fund's expense ratio to increase as the Feeder Fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments will report to the Portfolio and Feeder Fund's Boards on the steps it has taken to manage any potential conflicts.

The following is applicable to Total Return Portfolio.

Portfolio Manager(s). The Portfolio is allocated among U.S and foreign equity securities (equity) and U.S. and foreign debt securities and cash (fixed income). Dimitris. J. Bertsimas leads the team that determines the allocations among these asset classes. In addition, Mr. Bertsimas leads the team of portfolio managers responsible for the day-to-day management of the equity portion of the Portfolio, which include:

Dimitris J. Bertsimas, Senior Portfolio Manager

o  Managed the Portfolio since 2002.

o Joined RiverSource Investments (previously American Express Financial Corporation (AEFC)) as a portfolio manager in 2002.

o Co-founded Dynamic Ideas, LLC, a consulting firm specializing in the development of quantitative tools for the asset management industry, where he served as Managing Partner, 1999 to 2002. Currently, Boeing Professor of Operations Research, Sloan School of Management and the Operations Research Center, MIT.

o Began investment career as a consultant to asset managers in 1993; became portfolio manager in 2002.

o  MS and Ph.D., MIT.

Gina K. Mourtzinou, Portfolio Manager

o  Managed the Portfolio since 2002.

o Joined RiverSource Investments (previously AEFC) as a portfolio manager in 2002.

o Co-founded Dynamic Ideas, LLC, a consulting firm specializing in the development of quantitative tools for the asset management industry, where she served as Vice President of Research and Analytics, 1999 to 2002.

o Began investment career as a consultant to asset managers in 1996; became portfolio manager in 2002.

o  Ph.D., MIT.

Jonathan Calvert, CFA, Portfolio Manager

o  Managed the Portfolio since 2004.

o  Joined RiverSource Investments (previously AEFC) in 2003.

o Partner and Director of Quantitative Trading Research, Grantham, Mayo, van Otterloo LLC (GMO), 1992 to 2003.

o  Began investment career in 1992.

o  Bachelor of Mathematics, University of Waterloo, Canada.

The portfolio managers responsible for the day-to-day management of the fixed income portion of the Portfolio are:

Jamie Jackson, Portfolio Manager

o  Co-Managed the Portfolio since 2003.

o  Leader of the liquid assets sector team.

o  Joined RiverSource Investments (previously AEFC) in 2003.

o Co-head of U.S. Investment Grade Fixed Income, UBS Global Asset Management, 1997 to 2003.

o  Began investment career in 1988.

o  MBA, Marquette University.

Scott Kirby, Portfolio Manager

o  Co-Managed the Portfolio since 2003.

o  Leader of the structured assets sector team.

o Employed by RiverSource Investments (previously AEFC) from 1979 to 1985 and from 1987 to the present.

o  Began investment career in 1979.

o  MBA, University of Minnesota.

Tom Murphy, CFA, Portfolio Manager

o  Co-Managed the Portfolio since 2003.

o  Leader of the investment grade corporate bond sector team.

o  Joined RiverSource Investments (previously AEFC) in 2002.

o Managing Director and Portfolio Manager, BlackRock Financial Management, 2002; various positions at Zurich Scudder, 1992 to 2002.

o  Began investment career in 1986.

o  MBA, University of Michigan.

The fixed income department of RiverSource Investments is divided into six sector teams, each of which includes a portfolio manager or portfolio managers and several analysts, and each of which specializes in a specific sector of the fixed income market. The Fund's portfolio managers lead the teams that specialize in the sectors in which the Portfolio primarily invests, and collectively determine allocation of Portfolio assets among the sectors.

The SAI provides additional information about portfolio manager compensation, management of other accounts and ownership of shares in the Feeder Fund.

Investment Manager

RiverSource Investments, LLC (the investment manager or RiverSource Investments), 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is the investment manager to the RiverSource funds, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for all of the RiverSource funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, institutional trust and custody, and employee benefit plan administration, as well as other investment products. For all of its clients, RiverSource Investments seeks to allocate investment opportunities in an equitable manner over time. See the SAI for more information.

The Portfolio pays RiverSource Investments a fee for managing is assets. The Feeder Fund pays its proportionate share of the fee. Under the Investment Management Services Agreement (Agreement), the fee for the most recent fiscal year was 0.59% of the Portfolio's average daily net assets, including an adjustment under the terms of a performance incentive arrangement. The adjustment is computed by comparing the Portfolio's performance to the performance of an index of comparable funds published by Lipper Inc. The index against which the Portfolio's performance is currently measured for purposes of the performance incentive adjustment is the Lipper Flexible Portfolio Funds Index. In certain circumstances, the Portfolio and Feeder Fund's Boards, at its discretion, may approve a change in the index. The maximum adjustment (increase or decrease) is 0.08% of the Portfolio's average net assets on an annual basis. Under the Agreement, the Portfolio also pays taxes, brokerage commissions, and nonadvisory expenses. A discussion regarding the basis for the Board approving the Agreement is available in the Portfolio's most recent shareholder report.

Manager of Manager Exemption. The Portfolio and Feeder Fund operate under an order from the Securities and Exchange Commission that permits RiverSource Investments, subject to the approval of the Board, to appoint a subadviser or change the terms of a subadvisory agreement for the Portfolio without first obtaining shareholder approval. The order permits the Portfolio to add or change unaffiliated subadvisers or the fees paid to subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change.


Item 6:

Net asset value (NAV) is the total value of the Portfolio's investments and other assets less any liabilities. Each unit has a value of $1.00. The Portfolio is deemed to have outstanding the number of units equal to its NAV and each unitholder is deemed to hold the number of units equal to its proportionate investment in the Portfolio. NAV is calculated at the close of business on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time, on each day that the NYSE is open.

Redemptions are processed on any date on which the Portfolio is open for business and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in good form.

Payment for redeemed units will be made promptly, but in no event later than seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the Investment Company Act of 1940, as amended (the 1940 Act). The Portfolio reserves the right upon 30-days' written notice to redeem, at net asset value, the units of any unitholder whose account has a value of less than $100,000 as a result of voluntary redemptions. Redemptions are taxable events, and the amount received upon redemption may be more or less than the amount paid for the units depending upon the fluctuations in the market value of the assets owned by the Portfolio.

The Portfolio's units are not registered under the Securities Act of 1933, as amended (the 1933 Act) and may not be sold publicly. Instead, units are offered pursuant to exemptions from the 1933 Act in private transactions.

Units are offered only to other investment companies and certain institutional investors. All units are sold without a sales charge. All investments in the Portfolio are credited to the unitholder's account in the form of full and fractional units of the Portfolio (rounded to the nearest 1/1000 of a unit). The Portfolio does not issue stock certificates.

There is no minimum amount for initial or subsequent investments in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

The Portfolio is identified as a partnership for tax purposes and is not subject to any federal income tax. However, each unitholder in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain pursuant to the rules governing the unitholders. The determination of each unitholder's share will be made in accordance with the Internal Revenue Code of 1986, as amended (the
Code), regulations promulgated thereunder and the Declaration of Trust.

It is intended that the Portfolio's assets, income and distributions will be managed to satisfy the requirements of Subchapter M of the Code assuming that a unitholder invests all its assets in the Portfolio.

There are tax issues that are relevant to unitholders who purchase units with assets rather than cash. Such purchases will not be taxable provided certain requirements are met. Unitholders are advised to consult their own tax advisors about the tax consequences of investing in the Portfolio.

Please also refer to the response given to Item 17.

Item 7:

Not applicable.

Item 8:

Response  to  this  item  has  been  omitted   pursuant  to  Form  N-1A  General
Instructions, Section B, Paragraph 2(b).

                                     PART B

Item 9:

Units in the Portfolio are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, common or commingled trust funds or similar organizations or entities that are accredited investors within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act. Organizations or entities that become holders of units of beneficial interest of the Trust are referred to as unitholders.

Item 10:

Growth and Income Trust (the Trust) is an open-end management investment company organized as a Massachusetts business trust on Oct. 2, 1995. The Trust consists of four series: Balanced Portfolio, Equity Portfolio, Equity Income Portfolio and Total Return Portfolio.

Item 11:

Please refer to Part B of the Feeder Fund Filing and the response given to Item 10.

Item 12:

The Trust has a board of trustees (the board) that has primary responsibility for the overall management of the Trust. It elects officers and retains service providers to carry out day-to-day operations.

Please refer to Part B of the Feeder Fund Filing.

Item 13:

As of 30 days prior to the date of this filing, the following entities held more than 5% of the outstanding units of the Portfolios:

Portfolio          Unitholder                           Percentage of ownership


Balanced           RiverSource Balanced                         99.99%

Equity             RiverSource Stock Fund                       99.99%

Equity Income      RiverSource Diversified Equity Income Fund   99.99%

Total Return       RiverSource Strategic Allocation Fund        99.99%


Item 14:

Please refer to Part B of the Feeder Fund Filing.

Transfer Agency and Administrative Services Agreement


The Trust, on behalf of the Portfolio, has a Transfer Agency and Administrative Services Agreement with RiverSource Client Service Corporation, 70100 Ameriprise Financial Center, Minneapolis, MN 55474. This Agreement governs the responsibility for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing unitholder account administration agent functions in connection with the issuance, exchange and redemption or repurchase of the Portfolio's units. The fee is determined by multiplying the number of unitholder accounts at the end of the day by a rate of $1 per year and dividing by the number of days in that year.

Placement Agent Agreement


Ameriprise Financial Services, Inc. (the Placement Agent), a wholly-owned subsidiary of Ameriprise Financial, Inc. (the Advisor), serves as the Placement Agent for the Trust. The Placement Agent is located at 200 Ameriprise Financial Center, Minneapolis, MN 55474.


Custodian


Ameriprise Trust Company (Custodian) serves as custodian for the Trust. The Custodian is located at 200 Ameriprise Financial Center, Minneapolis, MN 55474. The Custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the Portfolio pays the custodian a maintenance charge and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.


The custodian may enter into a sub-custodian agreement with the Bank of New York, 90 Washington Street, New York, NY 10286. As part of this arrangement, securities purchased outside the United States are maintained in the custody of various foreign branches of Bank of New York or in other financial institutions as permitted by law and by the Portfolio's sub-custodian agreement.

Item 15:

Please refer to Part B of the Feeder Fund Filing.

Item 16:

The Declaration of Trust authorizes the issuance of units of beneficial interest in the Trust without par value. Each unit of the Portfolio has one vote and shares equally in dividends and distributions, when and if declared by the board, and in the Portfolio's net assets upon liquidation. All units, when issued, are fully paid and non-assessable. There are no preemptive, conversion or exchange rights.

The board may classify or reclassify any unissued units of the Trust into units of any series by setting or changing in any one or more respect, from time to time, prior to the issuance of such units, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or qualifications, of such units. Any such classification or reclassification will comply with the provisions of the 1940 Act.

The overall management of the business of the Portfolio is vested with the board members. The board members approve all significant agreements between the Portfolio and persons or companies furnishing services to the Portfolio. The day-to-day operations of the Portfolio are delegated to the officers of the Trust subject to the investment objective and policies of the Portfolio, the general supervision of the board members and the applicable laws of the Commonwealth of Massachusetts.

Generally, there will not be annual meetings of unitholders. Unitholders may remove board members from office by votes cast at a meeting of unitholders or by written consent.

Under Massachusetts law, unitholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Declaration of Trust disclaims unitholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust. The Declaration of Trust provides for indemnification out of the Trust property for all loss and expense of any unitholder of the Trust held liable on account of being or having been a unitholder. Thus, the risk of a unitholder incurring financial loss on account of unitholder liability is limited to circumstances in which the Trust would be unable to meet its obligations wherein the complaining party was held not to be bound by the disclaimer.

The Declaration of Trust further provides that the board members will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a board member against any liability to which the board member would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involving the conduct of his or her office. The Declaration of Trust provides for indemnification by the Trust of the board members and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust unitholders to which he or she would otherwise be subjected by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust also authorizes the purchase of liability insurance on behalf of board members and officers.

Item 17:

The information in response to this item is provided in addition to information provided in Item 6 in Part A.

Redeeming Units

Unitholders have a right to redeem units at any time.

During an emergency, the board can suspend the computation of NAV, stop accepting payments for purchase of units or suspend the duty of the Portfolio to redeem units for more than seven days. Such emergency situations would occur if:

`The New York Stock Exchange (the Exchange) closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

`Disposal of the Portfolio's securities is not reasonably practicable or it is not reasonably practicable for the Portfolio to determine the fair value of its net assets, or

`The Securities and Exchange Commission (the SEC), under the provisions of the 1940 Act, as amended, declares a period of emergency to exist.

Should the Portfolio stop selling units, the board may make a deduction from the value of the assets held by the Portfolio to cover the cost of future liquidations of the assets so as to distribute fairly these costs among all unitholders.

Redemptions By The Portfolio

The Portfolio reserves the right to redeem, involuntarily, the units of any unitholder whose account has a value of less than a minimum amount but only where the value of such account has been reduced by voluntary redemption of units. Until further notice, it is the policy of the Portfolio not to exercise this right with respect to any unitholder whose account has a value of $100,000 or more. In any event, before the Portfolio redeems such units and sends the proceeds to the unitholder, it will notify the unitholder that the value of the units in the account is less than the minimum amount and allow the unitholder 30 days to make an additional investment in an amount which will increase the value of the accounts to at least $100,000.

Redemptions In Kind

The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the Portfolio to redeem units in cash, with respect to any one unitholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the Portfolio at the beginning of such period. Although redemptions in excess of this limitation would normally be paid in cash, the Portfolio reserves the right to make payments in whole or in part in securities or other assets in case of an emergency, or if the payment of a redemption in cash would be detrimental to the existing unitholders of the Trust as determined by the board. In such circumstances, the securities distributed would be valued as set forth in Item 17 of Part B. Should the Portfolio distribute securities, a unitholder may incur brokerage fees or other transaction costs in converting the securities to cash.

Despite its right to redeem units through a redemption-in-kind, the Portfolio does not expect to exercise this option unless that Portfolio has an unusually low level of cash to meet redemptions and/or is experiencing unusually strong demands for cash.

Valuing Portfolio Interests

The number of units held by each unitholder is equal to the value in dollars of that unitholder's interest in the Portfolio. The dollar value of a unitholder's interest in the Portfolio is determined by multiplying the unitholder's proportionate interest by the NAV of that Portfolio.

In determining net assets before unitholder transactions, the securities held by the Portfolio are valued as follows as of the close of business of the Exchange:

`Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

`Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

`Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

`Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

`Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

`Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the current rate of exchange.

`Occasionally, events affecting the value of securities occur between the time the primary market on which the securities are traded closes and the close of the Exchange. If events materially affect the value of securities, the securities will be valued at their fair value according to procedures decided upon in good faith by the board. This occurs most commonly with foreign securities, but may occur in other cases. The fair value of a security is likely to be different from the quoted or published price.

`Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

`Securities without a readily available market price and other assets are valued at fair value as determined in good faith by the board. The board is responsible for selecting methods it believes provide fair value. When possible, bonds are valued by a pricing service independent from the Portfolio. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

Item 18:

The information in response to this item is provided in Item 6 of Part A.

Item 19:

The information in response to this item is provided in Item 14 of Part B.

Item 20:

Not applicable.

Item 21:

Please refer to the financial statements of the Portfolio in Part B of the Feeder Fund Filing.

PART C. OTHER INFORMATION

Item 22.  Exhibits

(a) Declaration of Trust, dated Oct. 2, 1995, filed electronically on or about Nov. 1, 1995 as Exhibit 1 to Registrant's initial Registration Statement No. 811-7393, is incorporated by reference.

(b) By-laws, as amended Jan. 11, 2001, filed electronically on or about Nov. 27, 2001 as Exhibit (b) to Registrant's Amendment No. 8 to Registration Statement No. 811-7393 is incorporated by reference.

(c) Purchase Agreement dated July 14, 2000 between Growth and Income Trust and American Express Financial Corporation filed electronically on or about Nov. 27, 2001 as Exhibit (c) to Registrant's Amendment No. 8 to Registration Statement No. 811-7393 is incorporated by reference.

(d)(1) Investment Management Services Agreement dated Dec. 1, 2002 between Growth and Income Trust, on behalf of Balanced Portfolio, Equity Portfolio, Equity Income Portfolio and Total Return Portfolio, and American Express Financial Corporation filed electronically on or about Nov. 25, 2003 as Exhibit (d)(1) to Registrant's Post-Effective Amendment No. 10 to Registration Statement No. 811-7393 is incorporated by reference.

(d)(2) Investment Sub-Advisory Agreement, dated April 8, 1999, between American Express Financial Corporation and Kenwood Capital Management LLC filed electronically as Exhibit (d)(2) to Registrant's Post-Effective Amendment No. 6 Filed on or about Nov. 24, 1999 is incorporated by reference.

(d)(3) Addendum to Investment Sub-Advisory Agreement dated July 1, 1999, between American Express Financial Corporation and Kenwood Capital Management LLC filed electronically as Exhibit (d)(3) to Registrant's Post-Effective Amendment No. 6 Filed on or about Nov. 24, 1999 is incorporated by reference.

(d)(4) Investment Management Services Transfer Agreement dated Sept. 29, 2005, between Ameriprise Financial, Inc. (fka American Express Financial Corporation) and RiverSource Investments, LLC filed electronically on or about Oct. 27. 2005 as Exhibit (d)(3) to AXP Fixed Income Series, Inc. Post-Effective Amendment No. 59 to Registration Statement No. 2-51586 is incorporated by reference.

(e)      Underwriting Contracts: Omitted pursuant to Form N-1A instructions.

(f)      Bonus or Profit Sharing Contracts: Not Applicable.

(g)(1) Custodian Agreement, dated Oct. 1, 2005, between Registrant and Ameriprise Trust Company filed electronically on or about Oct. 27. 2005 as Exhibit (g)(1) to AXP Variable Portfolio - Investment Series, Inc. Post-Effective Amendment No. 57 to Registration Statement No. 2-73115 is incorporated by reference.

(g)(2) Custodian Agreement dated May 13, 1999 between American Express Trust Company and the Bank of New York is incorporated by reference to Exhibit (g)(3) to IDS Precious Metals Fund, Inc. Post-Effective Amendment No. 33 to Registration Statement No. 2-93745 filed on or about May 24, 1999.

(g)(3) Custodian Agreement First Amendment between American Express Trust Company and The Bank of New York, dated December 1, 2000, filed electronically as Exhibit (g)(4) to AXP Precious Metals Fund, Inc. Post-Effective Amendment No. 37 to Registration Statement No. 2-93745, filed on or about May 28, 2002 is incorporated by reference.

(g)(4) Custodian Agreement Second Amendment between American Express Trust Company and The Bank of New York, dated June 7, 2001, filed electronically as Exhibit (g)(5) to AXP Precious Metals Fund, Inc. Post-Effective Amendment No. 37 to Registration Statement No. 2-93745, filed on or about May 28, 2002 is incorporated by reference.

(g)(5) Custodian Agreement Amendment between American Express Trust Company and The Bank of New York, dated January 31, 2002, filed electronically as Exhibit (g)(6) to AXP Precious Metals Fund, Inc. Post-Effective Amendment No. 37 to Registration Statement No. 2-93745, filed on or about May 28, 2002 is incorporated by reference.

(g)(6) Custodian Agreement Amendment between American Express Trust Company and The Bank of New York, dated April 29, 2003, filed electronically as Exhibit (g)(8) to AXP Partners Series, Inc. Post-Effective Amendment No. 7 to Registration Statement No. 333-57852, filed on or about May 22, 2003 is incorporated by reference.

(h)(1) Transfer Agency and Administrative Services Agreement between Growth and Income Trust and American Express Client Service Corporation, dated January 1, 1998, filed on or about Nov. 25, 1998 as Exhibit 9(a) to Registrant's Amendment No. 5 to Registration Statement No. 811-7393, is incorporated by reference.

(h)(2) Placement Agent Agreement between Growth and Income Trust and American Express Financial Advisors Inc., dated May 13, 1996, filed electronically as Exhibit 9(b) to Registrant's Amendment No. 3 to Registration Statement No. 811-7393, is incorporated by reference.

(i)      Legal Opinion: Omitted pursuant to Form N-1A instructions.

(j)      Other Opinions: Omitted pursuant to Form N-1A instructions.

(k) Omitted Financial Statements: Omitted pursuant to Form N-1A instructions.

(l) Subscription Agreement between Growth and Income Trust and Strategist Growth and Income Fund, Inc., dated April 16, 1996, filed electronically as Exhibit 13 to Registrant's Amendment No. 3 to Registration Statement No. 811-7393 is incorporated by reference.

(m)      Plan and Agreement of Distribution: Not Applicable.

(n)      Rule 18f-3 Plan: Not Applicable.

(o)      Reserved

(p)(1) Code of Ethics adopted under Rule 17j-1 for Registrant filed electronically on or about March 28, 2005 as Exhibit (p)(1) to AXP Selected Series, Inc.'s Post-Effective Amendment No. 42 to Registration Statement No. 2-93745, is incorporated by reference.

(p)(2) Code of Ethics adopted under Rule 17j-1 for Registrant's investment adviser and principal underwriter, dated Oct. 26, 2005, filed electronically on or about Nov. 22, 2005 as Exhibit (p)(2) to AXP Equity Series, Inc. Post-Effective Amendment No. 113 to Registration Statement No. 2-13188 is incorporated by reference.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004, is filed electronically herewith as Exhibit (q)(1).

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002, filed electronically as Exhibit (q)(2) to Registrant's Amendment No. 9 to Registration Statement No. 811-7393 is incorporated by reference.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 18, 2002, filed electronically as Exhibit (q)(3) to Registrant's Amendment No. 9 to Registration Statement No. 811-7393 is incorporated by reference.

Item 24. Persons Controlled by or Under Common Control with Registrant:

         None.

Item 25. Indemnification

The Articles of Incorporation of the registrant provide that the Fund shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that she or he is or was a director, officer, employee or agent of the Fund, or is or was serving at the request of the Fund as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, and the Fund may purchase liability insurance and advance legal expenses, all to the fullest extent permitted by the laws of the State of Minnesota, as now existing or hereafter amended. The By-laws of the registrant provide that present or former directors or officers of the Fund made or threatened to be made a party to or involved (including as a witness) in an actual or threatened action, suit or proceeding shall be indemnified by the Fund to the full extent authorized by the Minnesota Business Corporation Act, all as more fully set forth in the By-laws filed as an exhibit to this registration statement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Any indemnification hereunder shall not be exclusive of any other rights of indemnification to which the directors, officers, employees or agents might otherwise be entitled. No indemnification shall be made in violation of the Investment Company Act of 1940.

Item 26.        Business and Other Connections of Investment Adviser (Ameriprise Financial, Inc.)

Directors and officers of Ameriprise Financial Inc. who are directors and/or officers of one or more other companies:

Name and Title                 Other company(s)                   Address*                     Title within other
                                                                                               company(s)
-------------------------      -----------------------            -------------------------    -----------------------
Gumer C. Alvero                American Centurion Life            20 Madison Ave. Extension    Director and Vice President -
Vice President - General       Assurance Company                  P.O. Box 5555                Annuities
Manager Annuities                                                 Albany, NY 12205-0555

                               American Enterprise Life                                        President and Director
                               Insurance Company

                               American Enterprise                                             President
                               REO 1, LLC

                               Ameriprise Financial                                            Vice President - General Manager
                               Services, Inc.                                                  Annuities

                               American Express Insurance                                      Director and Vice President
                               Agency of Alabama Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of Arizona Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of Idaho Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of Maryland Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of Massachusetts Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of Nevada Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of New Mexico Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of Oklahoma Inc.

                               American Express Insurance                                      Director and Vice President
                               Agency of Wyoming Inc.

                               American Partners Life             1751 Ameriprise              Director and President
                               Insurance Company                  Financial Center
                                                                  Minneapolis MN 55474

                               IDS Life Insurance Company                                      Director and Executive Vice
                                                                                               President - Annuities

                               IDS Life Insurance Company         P.O. Box 5144                Director and Vice President -
                               of New York                        Albany, NY 12205             Annuities

Neysa M. Alecu                 Advisory Capital Partners LLC                                   Money Laundering
Money Laundering                                                                               Prevention Officer
Prevention Officer
                               Advisory Capital Strategies                                     Money Laundering
                               Group Inc.                                                      Prevention Officer

                               Advisory Convertible Arbitrage                                  Money Laundering
                               LLC
                                                                                               Prevention Officer

                               Advisory Select LLC                                             Money Laundering
                                                                                               Prevention Officer

                               American Enterprise Life Insurance                              Money Laundering
                               Company                                                         Prevention Officer

                               American Enterprise                                             Money Laundering
                               Investment Services, Inc.                                       Prevention Officer

                               American Enterprise REO 1 LLC                                   Money Laundering
                                                                                               Prevention Officer

                               RiverSource Investments, LLC                                    Money Laundering
                                                                                               Prevention Officer

                               American Express Asset Management                               Money Laundering
                               International, Inc.                                             Prevention Officer

                               Ameriprise Certificate Company                                  Money Laundering
                                                                                               Prevention Officer

                               RiverSource Service Corporation                                 Money Laundering
                                                                                               Prevention Officer

                               RiverSource Tax Advantaged                                      Money Laundering
                               Investments                                                     Prevention Officer

                               Ameriprise Financial Services,                                  Money Laundering
                               Inc.
                                                                                               Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Alabama Inc.                                          Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Arizona Inc.                                          Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Idaho Inc.                                            Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Maryland Inc.                                         Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Massachusetts Inc.                                    Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Nevada Inc.                                           Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of New Mexico Inc.                                       Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Oklahoma Inc.                                         Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Texas Inc.                                            Prevention Officer

                               American Express Insurance                                      Money Laundering
                               Agency of Wyoming Inc.                                          Prevention Officer

                               Ameriprise Auto & Home Insurance                                Money Laundering
                               Casualty Insurance Agency                                       Prevention Officer

                               Boston Equity General                                           Money Laundering
                               Partner LLC                                                     Prevention Officer

                               IDS Cable Corporation                                           Money Laundering
                                                                                               Prevention Officer

                               IDS Cable II Corporation                                        Money Laundering
                                                                                               Prevention Officer

                               IDS Capital Holdings Inc.                                       Money Laundering
                                                                                               Prevention Officer

                               IDS Life Insurance Company                                      Money Laundering
                                                                                               Prevention Officer

                               IDS Management Corporation                                      Money Laundering
                                                                                               Prevention Officer

Ward D. Armstrong              Ameriprise Financial                                            Senior Vice President -
Senior Vice President -        Services Inc.                                                   Retirement Services and
Retirement Services                                                                            RiverSource Investments
and RiverSource Investments
                               RiverSource                                                     Director and Senior Vice President
                               Investments, LLC

                               Ameriprise Trust                                                Director and Chairman of
                               Company                                                         the Board

                               Kenwood Capital Management LLC                                  Manager

                               American Express Asset                                          Director
                               Management International Inc.

John M. Baker                  Ameriprise Financial                                            Vice President - Chief Client
Vice President - Plan Sponsor  Services Inc.                                                   Service Officer
Services
                               RiverSource                                                     Vice President
                               Investments, LLC

                               Ameriprise Trust                                                Director and Senior Vice President
                               Company

Dudley Barksdale               Ameriprise Financial                                            Vice President - Service
Vice President - Service       Services Inc.                                                   Development
Development

Timothy V. Bechtold            American Centurion Life            20 Madison Ave. Extension    Director, President and Chief
Vice President -               Assurance Company                  P.O. Box 5555                Executive Officer
Insurance Products                                                Albany, NY 12205-0555
                               American Enterprise Life                                        Director
                               Insurance Company

                               Ameriprise Financial                                            Vice President - Insurance
                               Services Inc.                                                   Products

                               American Express Insurance                                      Director, President and Chief
                               Agency of Alabama Inc.                                          Executive Officer

                               American Express Insurance                                      Director, President and Chief
                               Agency of Arizona Inc.                                          Executive Officer

                               American Express Insurance                                      Director, President and Chief
                               Agency of Idaho Inc.                                            Executive Officer

                               American Express Insurance                                      Director, President and Chief
                               Agency of Maryland Inc.                                         Executive Officer

                               American Express Insurance                                      Director, President and Chief
                               Agency of Massachusetts Inc.                                    Executive Officer

                               American Express Insurance                                      Director, President and Chief
                               Agency of Nevada Inc.                                           Executive Officer

                               American Express Insurance                                      Director, President and Chief
                               Agency of New Mexico Inc.                                       Executive Officer

                               American Express Insurance                                      Director and President and Chief
                               Agency of Oklahoma Inc.                                         Executive Officer

                               American Express Insurance                                      Director, President and Chief
                               Agency of Wyoming Inc.                                          Executive Officer

                               American Partners Life                                          Director and Vice President -
                               Insurance Company                                               Insurance Products

                               IDS Life Insurance Company                                      Director and President

                               IDS Life Insurance Company         P.O. Box 5144                Director, President and Chief
                               of New York                        Albany, NY 12205             Executive Officer

                               IDS REO 1, LLC                                                  President

                               IDS REO 2, LLC                                                  President

Kent M. Bergene
Vice President -
Pricing and Product
Development

Arthur H. Berman               American Enterprise Life                                        Director
Senior Vice President and      Insurance Company
Treasurer
                               Ameriprise Financial                                            Senior Vice President
                               Services Inc.                                                   and Treasurer

                               American Partners Life                                          Director
                               Insurance Company

                               IDS Life Insurance                                              Director
                               Company

Walter S. Berman               Advisory Capital Partners LLC                                   Treasurer
Executive Vice President
and Chief Financial            Advisory Capital Strategies                                     Treasurer
Officer                        Group Inc.

                               Advisory Convertible Arbitrage                                  Treasurer
                               LLC

                               Advisory Select LLC                                             Treasurer

                               American Centurion Life                                         Vice President and Treasurer
                               Assurance Company

                               American Enterprise Life                                        Vice President and Treasurer
                               Insurance Company

                               American Enterprise REO 1, LLC                                  Treasurer

                               RiverSource Investments, LLC                                    Treasurer

                               American Express Asset Management                               Treasurer
                               International, Inc.

                               Ameriprise Certificate Company                                  Treasurer

                               RiverSource Service Corporation                                 Treasurer

                               RiverSource Tax Advantaged                                      Treasurer
                               Investments, Inc.

                               Ameriprise Financial                                            Director
                               Services Inc.

                               American Express                                                Vice President and Treasurer
                               Financial Advisors Services
                               Japan Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Alabama Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Arizona Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Idaho Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Maryland Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Massachusetts Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Nevada Inc.

                               American Express Insurance                                      Treasurer
                               Agency of New Mexico Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Oklahoma Inc.

                               American Express Insurance                                      Treasurer
                               Agency of Wyoming Inc.

                               Ameriprise Auto & Home                                          Treasurer
                               Insurance

                               Ameriprise Auto & Home                                          Treasurer
                               Insurance
                               of Kentucky, Inc.

                               Ameriprise Auto & Home                                          Treasurer
                               Insurance
                               of Maryland, Inc.

                               Ameriprise Auto & Home                                          Treasurer
                               Insurance
                               of Pennsylvania, Inc.

                               American Partners Life                                          Vice President and Treasurer
                               Insurance Company

                               AMEX Assurance Company                                          Treasurer

                               Boston Equity General                                           Treasurer
                               Partner LLC

                               IDS Cable Corporation                                           Treasurer

                               IDS Cable II Corporation                                        Treasurer

                               IDS Capital Holdings Inc.                                       Treasurer

                               IDS Life Insurance Company                                      Vice President and Treasurer

                               IDS Life Insurance Company                                      Vice President and Treasurer
                               of New York

                               IDS Management Corporation                                      Treasurer

                               IDS Partnership Services                                        Treasurer
                               Corporation

                               IDS Property Casualty                                           Treasurer
                               Insurance Company

                               IDS Realty Corporation                                          Treasurer

                               IDS REO 1, LLC                                                  Treasurer

                               IDS REO 2, LLC                                                  Treasurer

                               Investors Syndicate                                             Vice President and Treasurer
                               Development Corp.

                               Kenwood Capital                                                 Treasurer
                               Management LLC

                               Threadneedle Asset Management                                   Director
                               Holdings LTD

Robert C. Bloomer              Ameriprise Financial                                            Vice President - Technologies III
Vice President -               Services Inc.
Technologies III

Leslie H. Bodell               Ameriprise Financial                                            Vice President - Technologies I
Vice President -               Services Inc.
Technologies I

Randy L. Boser                 Ameriprise Financial                                            Vice President - Mutual Fund
Vice President -               Services Inc.                                                   Business Development
Business Development
                               IDS Life Insurance Company                                      Assistant Vice President

Michael G. Burton
Vice President and Chief
Counsel - Regulatory
Affairs

Richard N. Bush                Advisory Capital Partners LLC                                   Senior Vice President - Corporate Tax

                               Advisory Capital Strategies                                     Senior Vice President - Corporate Tax
                               Group Inc.

                               Advisory Convertible Arbitrage                                  Senior Vice President - Corporate Tax
                               LLC

                               American Centurion Life                                         Senior Vice President - Corporate Tax
                               Assurance Company

                               American Enterprise Investment                                  Senior Vice President - Corporate Tax
                               Services Inc

                               American Enterprise Life                                        Senior Vice President - Corporate Tax
                               Insurance Company

                               American Enterprise REO 1 LLC                                   Senior Vice President - Corporate Tax

                               American Express Asset                                          Senior Vice President - Corporate Tax
                               Management International Inc

                               American Express Financial                                      Senior Vice President - Corporate Tax
                               Advisors Japan Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Alabama Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Arizona Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Idaho Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Maryland Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Massachusetts Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Nevada Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of New Mexico Inc

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Oklahoma Inc.

                               American Express Insurance                                      Senior Vice President - Corporate Tax
                               Agency of Wyoming Inc.

                               American Express Property                                       Senior Vice President - Corporate Tax
                               Casualty Insurance Agency of
                               Kentucky Inc.

                               American Express Property                                       Senior Vice President - Corporate Tax
                               Casualty Insurance Agency of
                               Maryland Inc.

                               American Express Property                                       Senior Vice President - Corporate Tax
                               Casualty Insurance Agency of
                               Pennsylvania Inc.

                               American Partners Life                                          Senior Vice President - Corporate Tax
                               Insurance Company

                               Ameriprise Financial Inc.                                       Senior Vice President - Corporate Tax

                               Ameriprise Financial Services                                   Senior Vice President - Corporate Tax
                               Inc.

                               AMEX Assurance Company                                          Senior Vice President - Corporate Tax

                               Boston Equity General Partner LLC                               Senior Vice President - Corporate Tax

                               IDS Cable Corporation                                           Senior Vice President - Corporate Tax

                               IDS Cable II Corporation                                        Senior Vice President - Corporate Tax

                               IDS Capital Holdings Inc.                                       Senior Vice President - Corporate Tax

                               IDS Futures Corporation                                         Senior Vice President - Corporate Tax

                               IDS Life Insurance Company                                      Senior Vice President - Corporate Tax

                               IDS Life Insurance Company of                                   Senior Vice President - Corporate Tax
                               New York

                               IDS Management Corporation                                      Senior Vice President - Corporate Tax

                               IDS Property Casualty Insurance                                 Senior Vice President - Corporate Tax
                               Company

                               IDS Realty Corporation                                          Senior Vice President - Corporate Tax

                               IDS REO 1 LLC                                                   Senior Vice President - Corporate Tax

                               IDS REO 2 LLC                                                   Senior Vice President - Corporate Tax

                               RiverSource Investments LLC                                     Senior Vice President - Corporate Tax

                               RiverSource Service Corporation                                 Senior Vice President - Corporate Tax

                               Riversource Tax Advantaged                                      Senior Vice President - Corporate Tax
                               Investments Inc.

Kenneth J. Ciak                AMEX Assurance Company                                          Director, President and Chief
Vice President and General                                                                     Executive Officer
Manager - IDS Property
Casualty                       Ameriprise Financial                                            Vice President and General
                               Services Inc.                                                   Manager - IDS Property
                                                                                               Casualty

                               Ameriprise Auto & Home                                          Director, President and Chief
                               Insurance                                                       Executive Officer
                               of Kentucky Inc.

                               Ameriprise Auto & Home                                          Director, President and Chief
                               Insurance                                                       Executive Officer
                               of Maryland Inc.

                               Ameriprise Auto & Home                                          Director, President and Chief
                               Insurance                                                       Executive Officer
                               of Pennsylvania Inc.

                               IDS Property Casualty              1 WEG Blvd.                  Director, President and Chief
                               Insurance Company                  DePere, WI 54115             Executive Officer

Paul A. Connolly               Ameriprise Financial                                            Vice President - RL HR/US Retail
Vice President - Retail        Services Inc.
Distribution Services

James M. Cracchiolo            Ameriprise Financial                                            Director, Chairman of the Board,
Director, Chairman of          Services Inc.                                                   President and Chief Executive Officer
the Board, President and
Chief Executive Officer        Threadneedle Asset                                              Director and Chairman of the Board
                               Management Holdings LTD

Colleen Curran                 Ameriprise Financial                                            Vice President and
Vice President and Assistant   Services Inc.                                                   Assistant General Counsel
General Counsel

Luz Maria Davis                Ameriprise Financial                                            Vice President - Employee
Vice President -               Services Inc.                                                   Communications
Communications

Paul James Dolan               Ameriprise Financial                                            Vice President - CAO Product Sales
Vice President -               Services Inc.
CAO Product Sales

William V. Elliott             Ameriprise Financial                                            Vice President - Financial
Vice President - Financial     Services Inc.                                                   Planning and Advice
Planning and Advice

Benjamin R. Field              Ameriprise Financial                                            Vice President - Finance Education &
Vice President - Finance       Services Inc.                                                   Planning Services
Education & Planning
Services

Gordon M. Fines                RiverSource Investments, LLC                                    Vice President - Senior Portfolio
Vice President - Financial                                                                     Manager
Education & Planning
Services                       Ameriprise Financial                                            Vice President - Senior
                               Services Inc.                                                   Portfolio Manager I

Giunero Floro                  Ameriprise Financial Services                                   Vice President - Creative Services
Vice President - Creative      Inc.
Services

Terrence J. Flynn              Ameriprise Financial Services Inc.                              Vice President - Brokerage
Vice President - Brokerage                                                                     Clearing Operations
Clearing Operations
                               American Enterprise                                             President and Chief Executive Officer
                               Investment Services Inc.

                               RiverSource                                                     Director and Senior Vice President -
                               Service Corporation                                             Clearing Operations

Jeffery P. Fox                 Ameriprise Financial                                            Vice President - Investment
Accounting Vice President -    Services Inc.                                                   Accounting
Investment Accounting

Laura C. Gagnon                Ameriprise Financial Services Inc.                              Vice President - Investor Relations
Vice President - Investor
Relations

Peter A. Gallus                Advisory Capital Strategies                                     Director, President, Chief Operating
Vice President - Investment    Group Inc.                                                      Officer and Chief Compliance Officer
Administration
                               Advisory Capital Partners LLC                                   President, Chief Operating Officer
                                                                                               and Chief Compliance Officer
                               Advisory Convertible
                               Arbitrage LLC                                                   President, Chief Operating Officer
                                                                                               and Chief Compliance Officer

                               Advisory Select LLC                                             Vice President and Chief
                                                                                               Compliance Officer

                               Ameriprise Financial                                            Vice President - CAO
                               Services Inc.                                                   Investment Management

                               RiverSource Investments, LLC                                    Senior Vice President, Chief
                                                                                               Operating Officer and Assistant
                                                                                               Treasurer

                               American Express Asset                                          Assistant Treasurer
                               Management International, Inc.

                               Boston Equity General                                           President, Chief Operating Officer
                               Partner LLC                                                     and Chief Compliance Officer

                               Kenwood Capital Management LLC                                  Manager

                               IDS Capital Holdings Inc.                                       Vice President and Controller

Michael R. Greene
Vice President -
Compliance/Legal/Regulatory
Project Management Office

Steven Guida                   RiverSource                                                     Director
Vice President - New           Service Corporation
Business and Service
                               Ameriprise Financial                                            Vice President - New
                               Services Inc.                                                   Business and Service

                               American Express Insurance                                      Vice President
                               Agency of Massachusetts Inc.

Ira D. Hall
Director

Teresa A. Hanratty             Ameriprise Financial                                            Senior Vice
Senior Vice President -        Services Inc.                                                   President - Field
Management
Field Management

Lorraine R. Hart               AMEX Assurance Company                                          Vice President -
Vice President - Fixed                                                                         Investments
Income Investment
Administration Officer         American Centurion Life            20 Madison Ave. Extension    Vice President - Investments
                               Assurance Company                  P.O. Box 5555
                                                                  Albany, NY 12205-0555

                               RiverSource Tax Advantaged                                      Director, President and Chief
                               Investments                                                     Executive Officer

                               American Enterprise Life           829 Ameriprise               Vice President - Investments
                               Insurance Company                  Financial Center
                                                                  Minneapolis, MN 55474

                               American Enterprise                829 Ameriprise               Vice President
                               REO 1, LLC                         Financial Center
                                                                  Minneapolis, MN 55474

                               Ameriprise                                                      Vice President - Investments
                               Certificate Company

                               American Express                                                Director, President and Chief
                               Corporation                                                     Executive Officer

                               American Express International                                  Vice President - Investments
                               Deposit Company

                               Ameriprise Financial                                            Vice President - Fixed Income
                               Services Inc.                                                   Investment Administration Officer

                               American Partners Life             1751 Ameriprise              Vice President - Investments
                               Insurance Company                  Financial Center
                                                                  Minneapolis, MN 55474

                               IDS Life Insurance Company                                      Vice President - Investments

                               IDS Life Insurance Company         P.O. Box 5144                Vice President - Investments
                               of New York                        Albany, NY 12205

                               IDS Property Casualty              1 WEG Blvd.                  Vice President - Investments
                               Insurance Company                  DePere, WI 54115

                               IDS REO 1, LLC                                                  Vice President

                               IDS REO 2, LLC                                                  Vice President

                               Investors Syndicate                                             Director and Vice
                               Development Corp.                                               President - Investments

Janis K. Heaney                Ameriprise Financial                                            Vice President - Incentive
Vice President - Incentive     Services Inc.                                                   Management
Management

Brian M. Heath                 Ameriprise Financial                                            Vice President - U.S.
Vice President - U.S.          Services Inc.                                                   Advisor Group
Advisor Group

Nancy R. Hughes                American Centurion Life                                         Assistant Vice President
Assistant Vice President       Assurance Company

                               American Enterprise Life                                        Assistant Vice President
                               Insurance Company

                               American Enterprise REO 1 LLC                                   Assistant Vice President

                               Ameriprise Certificate                                          Assistant Vice President
                               Company

                               American Partners Life                                          Assistant Vice President
                               Insurance Company

                               IDS Life Insurance Company                                      Assistant Vice President

                               IDS Life Insurance Company                                      Assistant Vice President
                               of New York

                               IDS REO 1 LLC                                                   Assistant Vice President

                               IDS REO 2 LLC                                                   Assistant Vice President

Kelli A. Hunter                Ameriprise Financial                                            Executive Vice President -
Executive Vice President -     Services Inc.                                                   Human Resources
Human Resources

Debra A. Hutchinson            Ameriprise Financial                                            Vice President - Technologies I
Vice President -               Services Inc.
Technologies I

James M. Jensen                Ameriprise Financial                                            Vice President - Compensation
Vice President - Advice and    Services Inc.                                                   and Licensing Services
Retail Distribution Group,
Product, Compensation and      American Express Insurance                                      Director, Vice President
Field Administration           Agency of Alabama Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of Arizona Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of Idaho Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of Maryland Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of Massachusetts Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of Nevada Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of New Mexico Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of Oklahoma Inc.

                               American Express Insurance                                      Director, Vice President
                               Agency of Wyoming Inc.

Amy K. Johnson
Vice President - Operations
and Compliance

Paul R. Johnston               American Centurion Life                                         Secretary
Assistant Secretary            Assurance Company

                               American Enterprise                                             Secretary
                               Investment Services Inc.

                               American Enterprise Life                                        Secretary
                               Insurance Company

                               American Enterprise REO 1, LLC                                  Secretary

                               RiverSource                                                     Secretary
                               Investments, LLC

                               American Express Asset Management                               Secretary
                               International, Inc.

                               RiverSource                                                     Secretary
                               Service Corporation

                               RiverSource Tax Advantaged                                      Secretary
                               Investments

                               Ameriprise Financial                                            Secretary
                               Services Inc.

                               American Express                                                Secretary
                               Financial Advisors Japan Inc.

                               Ameriprise Financial                                            Secretary
                               Inc.

                               American Express Insurance                                      Secretary
                               Agency of Alabama Inc.

                               American Express Insurance                                      Secretary
                               Agency of Arizona Inc.

                               American Express Insurance                                      Secretary
                               Agency of Idaho Inc.

                               American Express Insurance                                      Secretary
                               Agency of Maryland Inc.

                               American Express Insurance                                      Secretary
                               Agency of Massachusetts Inc.

                               American Express Insurance                                      Secretary
                               Agency of Nevada Inc.

                               American Express Insurance                                      Secretary
                               Agency of New Mexico Inc.

                               American Express Insurance                                      Secretary
                               Agency of Oklahoma Inc.

                               American Express Insurance                                      Secretary
                               Agency of Wyoming Inc.

                               Ameriprise Auto & Home                                          Vice President, General Counsel
                               Insurance                                                       and Secretary

                               Ameriprise Auto & Home                                          Secretary
                               Insurance
                               of Kentucky, Inc.

                               Ameriprise Auto & Home                                          Secretary
                               Insurance
                               of Maryland, Inc.

                               Ameriprise Auto & Home                                          Secretary
                               Insurance
                               of Pennsylvania, Inc.

                               Ameriprise Trust Company                                        Secretary

                               American Partners Life                                          Assistant General Counsel
                               Insurance Company                                               and Secretary

                               AMEX Assurance Company                                          Director, General Counsel and
                                                                                               Secretary

                               IDS Cable Corporation                                           Vice President and Secretary

                               IDS Cable II Corporation                                        Vice President and Secretary

                               IDS Capital Holdings Inc.                                       Secretary

                               IDS Life Insurance Company                                      Assistant General Counsel
                                                                                               and Secretary

                               IDS Life Insurance Company                                      Secretary
                               of New York

                               IDS Management Corporation                                      Vice President and Secretary

                               IDS Partnership Services                                        Vice President and Secretary
                               Corporation

                               IDS Property Casualty                                           Director, Vice President,
                               Insurance Company                                               General Counsel and Secretary

                               IDS Realty Corporation                                          Vice President and Secretary

                               IDS REO 1, LLC                                                  Secretary

                               IDS REO 2, LLC                                                  Secretary

                               Investors Syndicate                                             Secretary
                               Development Corp.

Nancy E. Jones                 Ameriprise Financial                                            Vice President - Advisor
Vice President - Advisor       Services Inc.                                                   Marketing
Marketing

William A. Jones               Ameriprise Financial                                            Vice President - Technologies III
Vice President -               Services Inc.
Technologies III

John C. Junek                  Ameriprise Financial                                            Senior Vice President and
Executive Vice President,      Services Inc.                                                   General Counsel
General Counsel and
Secretary

Ora J. Kaine                   Ameriprise Financial                                            Vice President - Retail
Vice President - Retail        Services Inc.                                                   Distribution Services
Distribution Services

Michelle M. Keeley             AMEX Assurance Company                                          Vice President-Investments
Senior Vice President -
Fixed Income                   American Centurion Life                                         Vice President-Investments
                               Assurance Company

                               American Enterprise Life                                        Vice President-Investments
                               Insurance Company

                               RiverSource                                                     Director and Senior Vice
                               Investments, LLC                                                President - Fixed Income

                               American Express                                                Director
                               Asset Management
                               International Inc.

                               Ameriprise                                                      Vice President-Investments
                               Certificate Company

                               Ameriprise Financial                                            Senior Vice President-Fixed Income
                               Services Inc.

                               American Partners Life                                          Vice President-Investments
                               Insurance Company

                               IDS Life Insurance Company                                      Vice President-Investments

                               IDS Life Insurance Company                                      Vice President-Investments
                               of New York

                               Kenwood Capital Management LLC                                  Manager

Claire Kolmodin                Ameriprise Financial                                            Vice President - Strategic
Vice President - Strategic     Services Inc.                                                   Initiatives
Initiatives

Lori J. Larson                 Ameriprise Financial                                            Vice President - Advisor
Vice President - Advisor       Services Inc.                                                   Field Force Growth &
Field Force Growth &                                                                           Retention
Retention

Daniel E. Laufenberg           Ameriprise Financial                                            Vice President - Chief U.S.
Vice President and Chief       Services Inc.                                                   Economist
U.S. Economist

Jane W. Lee                    Ameriprise Financial                                            Vice President and General
Vice President and General     Services Inc.                                                   Manager Platinum
Manager Platinum Financial                                                                     Financial Services
Services

W. Walker Lewis
Director

Catherine M. Libbe             Ameriprise Financial                                            Vice President - Marketing &
Vice President -               Services Inc.                                                   Product Retirement Services
Marketing & Product
Retirement Services

Diane D. Lyngstad              Ameriprise Financial                                            Chief Financial Officer and Vice
Vice President - Comp          Services Inc.                                                   President - Comp and Licensing
Services
and Licensing Services
                               RiverSource                                                     Director, Vice President and
                               Service Corporation                                             Chief Financial Officer

Andrew J. MacMillan
Senior Vice President
Corporate Communications
& Government Affairs

Siri S. Marshall
Director

Timothy J. Masek               Ameriprise Financial                                            Vice President - Fixed Income
Vice President - Fixed         Services Inc.                                                   Research
Income Research

Brian J. McGrane               Ameriprise Financial                                            Vice President and Lead Financial
Senior Vice President and      Services Inc.                                                   Officer Finance
Lead Financial Officer
                               Advisory Capital Partners LLC                                   Vice President and Chief Financial
                                                                                               Officer

                               Advisory Capital                                                Vice President and Chief Financial
                               Strategies Group Inc.                                           Officer

                               Advisory Convertible                                            Vice President and Chief Financial
                               Arbitrage LLC                                                   Officer

                               Advisory Select LLC                                             Vice President and Chief Financial
                                                                                               Officer

                               American Enterprise Life                                        Executive Vice President - Finance
                               Life Insurance Company

                               RiverSource                                                     Vice President and Chief Financial
                               Investments, LLC                                                Officer

                               American Express Asset                                          Vice President and Chief Financial
                               Management International Inc.                                   Officer

                               Ameriprise                                                      Vice President and Chief Financial
                               Certificate Company                                             Officer

                               Ameriprise Trust Company                                        Director

                               Boston Equity General                                           Vice President and Chief Financial
                               Partner LLC                                                     Officer

                               IDS Life Insurance Company                                      Executive Vice President - Finance

Sarah M. McKenzie              Ameriprise Financial                                            Vice President -
Vice President -               Services Inc.                                                   Managed and Brokerage Products
Managed and Brokerage
Products

Penny J. Meier                 Ameriprise Financial                                            Vice President - Business
Vice President - Business      Services Inc.                                                   Transformation/Six Sigma
Transformation/Six Sigma

Paula R. Meyer                 Ameriprise Financial                                            Senior Vice President and General
Senior Vice President          Services Inc.                                                   Manager - Mutual Funds
- Mutual Funds
                               Ameriprise Certificate                                          Director, President and
                               Company                                                         Chief Executive Officer

                               American Express                                                Director and President
                               International Deposit
                               Company

                               Ameriprise Trust Company                                        Director

                               Investors Syndicate                                             Director, President and Chief
                               Development Corp.                                               Executive Officer

                               RiverSource Service Corporation                                 Senior Vice President

Holly Morris                   Ameriprise Financial                                            Senior Vice President -
Senior Vice President -        Services Inc.                                                   Technologies
Technologies

Rebecca A. Nash                Ameriprise Financial                                            Vice President -
Vice President -               Services Inc.                                                   Service Operations
Service Operations
                               AMEX Assurance Company                                          Vice President -
                                                                                               Insurance

                               IDS Property Casualty                                           Vice President -
                               Insurance Company                                               Insurance

B. Roger Natarajan             American Enterprise Life                                        Director, Vice President
Vice President - Finance       Insurance Company                                               and Chief Actuary

                               American Centurion Life                                         Vice President and Chief Actuary
                               Assurance Company

                               Ameriprise Financial                                            Vice President - Finance
                               Services Inc.

                               American Partners Life                                          Director, Vice President and
                               Insurance Company                                               Chief Actuary

                               IDS Life Insurance Company                                      Director, Vice President
                                                                                               and Chief Actuary

                               IDS Life Insurance Company                                      Vice President and Chief Actuary
                               of New York

Jeffrey Noddle
Director

Francois B. Odouard            Ameriprise Financial                                            Vice President - Brokerage
Vice President -               Services Inc.
Brokerage

Michael J. O'Keefe             Ameriprise Financial                                            Vice President - Advisory
Vice President - Advisory      Services Inc.                                                   Business Systems
Business Systems

Benji Orr                      Advisory Capital Partners LLC                                   Deputy Money Laundering
Deputy Money                                                                                   Prevention Officer
Laundering
Prevention Officer             Advisory Capital Strategies Group                               Deputy Money Laundering
                               Inc.                                                            Prevention Officer

                               Advisory Convertible Arbitrage                                  Deputy Money Laundering
                               LLC
                                                                                               Prevention Officer

                               Advisory Select LLC                                             Deputy Money Laundering
                                                                                               Prevention Officer

                               American Enterprise Life                                        Deputy Money Laundering
                               Insurance Company                                               Prevention Officer

                               American Enterprise Investment                                  Deputy Money Laundering
                               Services Inc                                                    Prevention Officer

                               American Enterprise REO 1 LLC                                   Deputy Money Laundering
                                                                                               Prevention Officer

                               American Express Asset Management                               Deputy Money Laundering
                               International Inc.                                              Prevention Officer

                               RiverSource Tax Advantaged                                      Deputy Money Laundering
                               Investments                                                     Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Arizona Inc.                                                 Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Idaho Inc.                                                   Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Maryland Inc.                                                Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Massachusetts Inc.                                           Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Nevada Inc.                                                  Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of New Mexico Inc.                                              Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Oklahoma Inc.                                                Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Texas Inc.                                                   Prevention Officer

                               American Express Insurance Agency                               Deputy Money Laundering
                               of Wyoming Inc.                                                 Prevention Officer

                               Ameriprise Auto & Home Insurance                                Deputy Money Laundering
                                                                                               Prevention Officer

                               Ameriprise Certificate Company                                  Deputy Money Laundering
                                                                                               Prevention Officer

                               Ameriprise Financial Services,                                  Deputy Money Laundering
                               Inc.                                                            Prevention Officer

                               Boston Equity General Partner LLC                               Deputy Money Laundering
                                                                                               Prevention Officer

                               IDS Capital Holdings Inc.                                       Deputy Money Laundering
                                                                                               Prevention Officer

                               IDS Life Insurance Company                                      Deputy Money Laundering
                                                                                               Prevention Officer

                               IDS Management Corporation                                      Deputy Money Laundering
                                                                                               Prevention Officer

                               RiverSource Investments, LLC                                    Deputy Money Laundering
                                                                                               Prevention Officer

                               RiverSource Service Corporation                                 Deputy Money Laundering
                                                                                               Prevention Officer

Douglas J. Parish              Ameriprise Financial                                            General Auditor
General Auditor                Services, Inc.

                               Ameriprise Trust Company                                        Vice President and General Auditor

Richard F. Powers III
Director

Glen Salow
Executive Vice President -
Technology and Operations

H. Jay Sarles
Director

Robert F. Sharpe, Jr.
Director

Paul Pearson
Vice President - SPS
and External Products

Samuel Perruchoud              RiverSource Investments, LLC                                    Senior Portfolio Manager
Senior Portfolio Manager
                               American Express Asset Management                               Vice President
                               International Inc.

Scott R. Plummer               American Centurion Life                                         38a-1 Chief Compliance Officer
Vice President -               Assurance Company
Asset Management
Compliance                     American Enterprise Life                                        38a-1 Chief Compliance Officer
                               Insurance Company

                               Ameriprise Certificate                                          Vice President, General Counsel,
                               Company                                                         Secretary and Chief Compliance
                                                                                               Officer

                               American Partners                                               38a-1 Chief Compliance Officer
                               Life Insurance Company

                               IDS Life Insurance Company                                      38a-1 Chief Compliance Officer

                               IDS Life Insurance Company                                      38a-1 Chief Compliance Officer
                               of New York

Mark A. Riordan                Ameriprise Financial                                            Vice President - Finance
Vice President - Finance       Services Inc.                                                   Emerging Technologies
Emerging Technologies
                               IDS Cable Corporation                                           Director

                               IDS Cable Corporation II                                        Director

ReBecca K. Roloff              Ameriprise Financial                                            Senior Vice President - GFS
Senior Vice President -        Services Inc.
GFS

Andrew C. Schell               Ameriprise Financial                                            Senior Vice President - Insurance
Vice President - Strategy      Services Inc.                                                   and Annuities
and Planning

Mark E. Schwarzmann            American Enterprise Life                                        Director, Chairman of the Board and
President - Insurance and      Insurance Company                                               Chief Executive Officer
Annuities and Product
Distribution                   Ameriprise Financial                                            Senior Vice President - Insurance
                               Services Inc.                                                   and Annuities

                               American Partners Life                                          Director, Chairman of the Board and
                               Insurance Company                                               Chief Executive Officer

                               IDS Life Insurance Company                                      Director, Chairman of the Board and
                                                                                               Chief Executive Officer

Gary A. Scott                  Ameriprise Financial                                            Vice President - Client Acquisition
Vice President -               Services Inc.                                                   Marketing and Services
Client Acquisition
Marketing and Services

Kim M. Sharan
Executive Vice President
and Chief Marketing Officer

Jacqueline M. Sinjem           Ameriprise Financial                                            Vice President - Plan Sponsor
Vice President - Plan          Services Inc.                                                   Services
Sponsor Services
                               Ameriprise Trust                                                Vice President
                               Company

Bridget M. Sperl               RiverSource                                                     Director, Chairman of the Board;
Senior Vice President -        Service Corporation                                             President and Chief Executive
Officer
Client Service
Organization                   Ameriprise Financial                                            Senior Vice President -
                               Services Inc.                                                   Client Service Organization

                               IDS Life Insurance Company                                      Executive Vice President -
                                                                                               Client Service

                               IDS Property Casualty                                           Director
                               Insurance Company

Lisa A. Steffes                Ameriprise Financial                                            Vice President - Marketing
Vice President - Marketing     Services Inc.                                                   Officer Development
Officer Development
                               AMEX Assurance Company                                          Director

                               IDS Property Casualty              1 WEG Blvd.                  Director
                               Insurance Company                  DePere, WI 54115

David K. Stewart               American Centurion Life                                         Vice President and Controller
Vice President and             Assurance Company
Controller
                               American Enterprise                                             Treasurer
                               Investment Services Inc.

                               American Enterprise Life                                        Vice President and Controller
                               Insurance Company

                               Ameriprise                                                      Vice President, Controller and
                               Certificate Company                                             Chief Accounting Officer

                               Ameriprise Financial                                            Vice President and Controller
                               Services Inc.

                               American Partners Life                                          Vice President and Controller
                               Insurance Company

                               IDS Life Insurance                                              Vice President and Controller
                               Company

                               IDS Life Insurance                                              Vice President and Controller
                               Company of New York

Jeffrey J. Stremcha            Ameriprise Financial                                            Vice President - Technologies I
Vice President -               Services Inc.
Technologies I

John T. Sweeney                American Enterprise Investment                                  Chief Financial Officer
Vice President - Lead          Services, Inc.
Financial Officer -
Products Group                 Ameriprise Financial                                            Vice President, Lead Financial
                               Services Inc.                                                   Officer - Banking, Brokerage
                                                                                               and Managed Products

                               AMEX Assurance Company                                          Director

                               IDS Partnership                                                 Director
                               Services Corporation

                               IDS Property Casualty                                           Director
                               Insurance Company

                               IDS Realty Corporation                                          Director

Joseph E. Sweeney              Ameriprise Financial Services Inc.                              Senior Vice President, General
President - Financial                                                                          Manager - U.S. Brokerage and
Planning, Products Services                                                                    Membership Banking

                               American Enterprise Investment                                  Director
                               Services Inc.

William F. "Ted" Truscott      Advisory Capital Strategies                                     Director
President - U.S. Asset         Group Inc.
Management and Chief
Investment Officer             RiverSource                                                     Director, President and Chairman of
                               Investments, LLC                                                the Board and Chief Investment
                                                                                               Officer

                               American Express Asset                                          Director
                               Management International Inc.

                               Ameriprise Financial                                            Senior Vice President and
                               Services Inc.                                                   Chief Investment Officer

                               IDS Capital Holdings Inc.                                       Director and President

                               Kenwood Capital Management LLC                                  Manager

                               Threadneedle Asset Management                                   Director
                               Holdings LTD

George F. Tsafaridis           Ameriprise Financial                                            Vice President - Quality & Service
Vice President -               Services Inc.                                                   Support
Quality & Service Support

William H. Turner
Director

Ramanathan Venkataramana       Ameriprise Financial                                            Vice President - Technologies III
Vice President -               Services Inc.
Technologies III

Peter S. Velardi               Ameriprise Financial                                            Senior Vice President -
Senior Vice President -        Services Inc.                                                   Field Management
Field Management

Andrew O. Washburn             Ameriprise Financial                                            Vice President - Mutual Fund
Marketing                      Services Inc.                                                   Marketing
Vice President -
Marketing

Beth E. Weimer                 Ameriprise Financial                                            Vice President and Chief
Vice President and             Services Inc.                                                   Compliance Officer -
Chief Compliance Officer                                                                       Asset Management and
                                                                                               Insurance

                               American Express Asset                                          Chief Compliance Officer
                               Management International

                               Kenwood Capital                                                 Chief Compliance Officer
                               Management LLC

                               RiverSource Investments LLC                                     Chief Compliance Officer

                               RiverSource                                                     Chief Compliance Officer
                               Service Corporation

Jeffery A. Williams            Ameriprise Financial                                            Senior Vice President -
Senior Vice President -        Services Inc.                                                   Cross-Sell/Strategic
Cross-Sell/Strategic                                                                           Management
Management

William J. Williams            Ameriprise Financial                                            Senior Vice President - Field
Senior Vice President -        Services Inc.                                                   Management
Field
Management

Dianne L. Wilson               Ameriprise Financial                                            Vice President - Insurance
Vice President -               Services Inc.                                                   Operations
Insurance Operations
                               Amex Assurance Company                                          Director and Senior Vice
                                                                                               President

                               Ameriprise Auto & Home                                          Vice President
                               Insurance
                               of Kentucky Inc.

                               Ameriprise Auto & Home                                          Vice President
                               Insurance
                               of Maryland Inc.

                               Ameriprise Auto & Home                                          Vice President
                               Insurance
                               of Pennsylvania Inc.

                               IDS Property Casualty Company                                   Director and Senior Vice
                                                                                               President

Michael R. Woodward            Ameriprise Financial                                            Senior Vice President -
Senior Vice President -        Services Inc.                                                   Field Management
Field Management
                               American Centurion Life            20 Madison Ave. Extension    Director
                               Assurance Company                  Albany, NY 12205-0555

                               IDS Life Insurance Company P.O.                                 Director
                               Box 5144
                               of New York Albany, NY 12205

John R. Woener                 Ameriprise Financial                                            Senior Vice President -
Senior Vice President -        Services Inc.                                                   Strategic Planning and
Strategic Planning and                                                                         Business Development
Business Development

* Unless otherwise noted, address is 70100 Ameriprise Financial Center, Minneapolis, MN 55474.

Item 27.       Principal Underwriters

               (a)  Not Applicable.
               (b)  Not Applicable.
               (c)  Not Applicable.

Item 28.       Location of Accounts and Records

               American Express Financial Corporation
               70100 AXP Financial Center
               Minneapolis, MN  55474

Item 29.       Management Services

               Not Applicable.

Item 30.       Undertakings

               Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 28th day of November, 2005.

                                            GROWTH AND INCOME TRUST

                                            By /s/   Paula R. Meyer
                                               -----------------------
                                                     Paula R. Meyer
                                                     President

                                            By /s/   Jeffrey P. Fox
                                               --------------------
                                                     Jeffrey P. Fox
                                                     Treasurer

Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of November, 2005.

Signature                                          Capacity


/s/  Arne H. Carlson*                              Chair of the Board
---------------------
     Arne H. Carlson

/s/  Patricia M. Flynn*                            Trustee
------------------------
     Patricia M. Flynn

/s/  Anne P. Jones*                                Trustee
-------------------
     Anne P. Jones

/s/  Stephen R. Lewis, Jr.*                        Trustee
-----------------------------
     Stephen R. Lewis, Jr.

/s/  Catherine James Paglia*                       Trustee
-----------------------------
     Catherine James Paglia

/s/  Alan K. Simpson*                              Trustee
---------------------
     Alan K. Simpson

/s/  Alison Taunton-Rigby*                         Trustee
---------------------------
     Alison Taunton-Rigby

/s/  William F. Truscott*                          Trustee
-------------------------
     William F. Truscott


* Signed pursuant to Trustees' Power of Attorney, dated Nov. 11, 2004, filed electronically herewith as Exhibit (q)(1), by:


/s/ Leslie L. Ogg
------------------
    Leslie L. Ogg